EXHIBIT 99.2

Corechange, Inc.

Consolidated Financial Statements

as of December 31, 2001 and 2000

Together with Auditors’ Report

Report of Independent Public Accountants

To the Stockholders of Corechange, Inc.:

We have audited the accompanying consolidated balance sheets of Corechange, Inc. (a Delaware corporation) and subsidiaries (the Company) as of December 31, 2001 and 2000 and the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the three years in the period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Corechange, Inc. and subsidiaries as of December 31, 2001 and 2000 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.

As discussed in Note 3, the accompanying consolidated financial statements for the year ended December 31, 2000 have been restated to reflect a change in accounting policy adopted during 2001.

Boston, Massachusetts

May 6, 2002

CORECHANGE, INC.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31,
	2001	2000
		(As Restated)
ASSETS
Current Assets:
Cash and cash equivalents	$11,590	$4,869
Marketable securities	4,000	-
Accounts receivable—Less allowance for doubtful accounts of approximately $316 in 2001 and $393 in 2000	2,528	3,359
Other current assets	2,154	675

Total current assets	20,272	8,903
Property and Equipment, net (Note 6)	1,669	1,297
Other Assets	358	228
Note Receivable from Officer (Note 17)	800	-

Total assets	$23,099	$10,428

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Convertible promissory notes, net of unamortized discount (Note 8(a))	$-	$3,615
Notes payable (Note 8(b))	1,492	-
Accounts payable and accrued expenses	4,768	4,950
Deferred revenue	5,104	2,673

Total current liabilities	11,364	11,238
Commitments and Contingencies (Note 13)
Minority Interest in Subsidiary (Note 18)	173	-
Redeemable Convertible Preferred Stock (Note 11)	71,495	34,019
Stockholders’ Deficit:
Series I convertible preferred stock—$0.01 par value; 413,965 shares authorized, issued and outstanding; (liquidation preference of $2,641)	2,641	2,641
Series II convertible preferred stock—$0.01 par value; 336,021 shares authorized, issued and outstanding—(liquidation preference of $2,500)	2,484	2,484
Series III convertible preferred stock—$0.01 par value; 215,000 shares authorized; 200,032 shares issued and outstanding; (liquidation preference of $1,500)	1,417	1,417
Common stock—$0.01 par value; 45,000,000 shares authorized; 4,519,454 and 4,414,224 shares issued and outstanding at December 31, 2001 and 2000, respectively	45	44
Additional paid-in capital	-	3,009
Warrants (Notes 8 and 12(d))	2,867	1,383
Deferred stock-based compensation	(121)	(1,252)
Accumulated deficit	(69,183)	(44,503)
Accumulated other comprehensive loss	(83)	(52)

Total stockholders’ deficit	(59,933)	(34,829)

Total liabilities and stockholders’ deficit	$23,099	$10,428

The accompanying notes are an integral part of these consolidated financial statements.

CORECHANGE, INC.

Consolidated Statements of Operations

(in thousands)

	Year Ended December 31,
	2001	2000	1999
	(As Restated)
Revenue:
Software license(1)	$9,943	$5,221	$926
Services(1)	5,335	3,324	4,340

Total revenue	15,278	8,545	5,266
Cost of Revenue(2)	5,927	3,377	3,125

Gross profit	9,351	5,168	2,141
Operating Expenses:
Sales and marketing(2)	18,464	13,452	2,845
Research and development(2)	7,539	6,482	1,344
General and administrative(2)	3,091	4,829	2,531
Stock-based compensation(2)	1,131	1,236	208
Restructuring costs	285	-	-
Loss on sale of subsidiary (Note 5)	211	-	-

Total operating expenses	30,721	25,999	6,928

Operating loss	(21,370)	(20,831)	(4,787)
Interest Income	415	448	48
Interest Expense (Note 10)	(3,256)	(741)	(43)
Minority Interest Income (Note 18)	91	-	-
Other Loss, net	(216)	-	-

Net loss	(24,336)	(21,124)	(4,782)
Accretion and Dividends on Preferred Stock	(3,799)	(5,820)	(61)

Net loss attributable to common stockholders	$(28,135)	$(26,944)	$(4,843)

(1) The following summarizes revenue from related parties:
Software License	$218	$712	$-
Services	114	257	-

Total revenue	$332	$969	$-

(2) The following summarizes the departmental allocation of stock-based compensation:
Cost of Revenue	$226	$247	$42
Operating Expenses:
Sales and marketing	226	248	41
Research and development	339	370	63
General and administrative	340	371	62

Total stock-based compensation	$1,131	$1,236	$208

The accompanying notes are an integral part of these consolidated financial statements.

CORECHANGE, INC.

Consolidated Statements of Stockholders’ Deficit

(in thousands, except share data)

	Convertible Preferred Stock						Common Stock		Additional Paid-in Capital	Warrants	Deferred Stock—Based Compensation	Accumulated Deficit	Accumulated Other Comprehensive Loss	Stockholders’ Deficit
	Series I		Series II		Series III		Shares	$0.01 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 1998	413,965	$2,641	336,021	$2,484	200,032	$1,417	4,144,365	$41	$3,630	$-	$-	$(18,597)	$(17)	$(8,401)
Comprehensive loss–
Net loss	-	-	-	-	-	-	-	-	-	-	-	(4,782)	-	(4,782)
Cumulative translation adjustment	-	-	-	-	-	-	-	-	-	-	-	-	(27)	(27)

Total comprehensive loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(4,809)
Issuances of common stock	-	-	-	-	-	-	225,084	2	48	-	-	-	-	50
Deferred stock-based compensation	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Stock-based compensation expense	-	-	-	-	-	-	-	-	-	-	208	-	-	208
Repurchase and retirement of common stock	-	-	-	-	-	-	(251,828)	(2)	(3)	-	-	-	-	(5)
Accretion of redeemable convertible preferred stock	-	-	-	-	-	-	-	-	(61)	-	-	-	-	(61)

Balance at December 31, 1999	413,965	2,641	336,021	2,484	200,032	1,417	4,117,621	41	4,369	-	(547)	(23,379)	(44)	(13,018)
Comprehensive loss–
Net loss (As Restated)	-	-	-	-	-	-	-	-	-	-	-	(21,124)	-	(21,124)
Cumulative translation adjustment	-	-	-	-	-	-	-	-	-	-	-	-	(8)	(8)

Total comprehensive loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(21,132)
Issuances of common stock	-	-	-	-	-	-	111,188	1	178	-	-	-	-	179
Adjustment of common stock in connection with the reorganization (Note 12(b))	-	-	-	-	-	-	196,774	2	(2)	-	-	-	-	-
Issuance of warrants (Note 12(d))	-	-	-	-	-	-	-	-	-	1,383	-	-	-	1,383
Beneficial conversion of convertible notes payable (Note 8)	-	-	-	-	-	-	-	-	1,383	-	-	-	-	1,383
Deferred stock-based compensation	-	-	-	-	-	-	-	-	1,941	-	(1,941)	-	-	-
Stock-based compensation expense	-	-	-	-	-	-	-	-	964	-	1,236	-	-	2,200
Repurchase and retirement of common stock	-	-	-	-	-	-	(11,359)	-	(4)	-	-	-	-	(4)
Accretion and dividends on redeemable convertible preferred stock	-	-	-	-	-	-	-	-	(5,820)	-	-	-	-	(5,820)

Balance at December 31, 2000 (As Restated)	413,965	2,641	336,021	2,484	200,032	1,417	4,414,224	44	3,009	1,383	(1,252)	(44,503)	(52)	(34,829)
Comprehensive loss–
Net loss	-	-	-	-	-	-	-	-	-	-	-	(24,336)	-	(24,336)
Cumulative translation adjustment	-	-	-	-	-	-	-	-	-	-	-	-	(81)	(81)

Total comprehensive loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(24,417)
Issuances of common stock	-	-	-	-	-	-	105,230	1	63	-	-	-	-	64
Issuances of warrants (Note 12(d))	-	-	-	-	-	-	-	-	-	1,484	-	-	-	1,484
Beneficial conversion of convertible notes payable (Note 8)	-	-	-	-	-	-	-	-	268	-	-	-	-	268
Stock-based compensation expense	-	-	-	-	-	-	-	-	115	-	1,131	-	-	1,246
Accretion and dividends on redeemable convertible preferred stock	-	-	-	-	-	-	-	-	(3,455)	-	-	(344)	-	(3,799)
Reversal of cumulative translation adjustment related to sale of Norway subsidiary	-	-	-	-	-	-	-	-	-	-	-	-	50	50

Balance at December 31, 2001	413,965	$2,641	336,021	$2,484	200,032	$1,417	4,519,454	$45	$-	$2,867	$(121)	$(69,183)	$(83)	$(59,933)

The accompanying notes are an integral part of these consolidated financial statements.

CORECHANGE, INC.

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2001	2000	1999
	(As Restated)
Cash Flows from Operating Activities:
Net loss	$(24,336)	$(21,124)	$(4,782)
Adjustments to reconcile net loss to net cash used in operating activities–
Noncash interest expense	2,917	630	-
Stock-based compensation expense	1,246	2,146	208
Fair value of warrants issued to reseller	709	-	-
Minority interest in subsidiary	173	-	-
Depreciation and amortization	581	464	435
Changes in operating assets and liabilities–
Accounts receivable	831	(2,644)	202
Other current assets	(1,479)	(364)	(76)
Accounts payable and accrued expenses	(182)	3,872	29
Deferred revenue	2,431	2,252	81

Net cash used in operating activities	(17,109)	(14,768)	(3,903)

Cash Flows from Investing Activities:
Increase in other assets	(930)	(161)	-
Purchase of marketable securities	(4,000)	-	-
Purchases of property and equipment	(953)	(1,245)	(127)

Net cash used in investing activities	(5,883)	(1,406)	(127)

Cash Flows from Financing Activities:
Net proceeds from issuance of redeemable convertible preferred stock	27,189	13,188	-
Deferred financing costs	-	(67)	-
Proceeds from notes payable to stockholders	4,000	5,750	3,267
Payments of notes payable to stockholders	(3,000)	-	-
Proceeds from notes payable	1,492	116	-
Payments of notes payable	-	(212)	(42)
Proceeds from issuance of common stock	64	179	50
Repurchase and retirement of common stock	-	(4)	(5)

Net cash provided by financing activities	29,745	18,950	3,270
Effect of Exchange Rates on Cash	(32)	(9)	(28)

Net Increase (Decrease) in Cash and Cash Equivalents	6,721	2,767	(788)
Cash and Cash Equivalents at Beginning of Period	4,869	2,102	2,890

Cash and Cash Equivalents at End of Period	$11,590	$4,869	$2,102

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$284	$15	$-

Noncash Financing Activities:
Original discount on notes payable related to warrants and beneficial conversion	$781	$2,766	$-

Conversion of note payable to Series B redeemable convertible preferred stock	$-	$3,433	$-

Conversion of notes payable to Series C redeemable convertible preferred stock	$6,750	$-	$-

Accretion of redeemable convertible preferred stock dividends	$3,799	$1,593	$61

The accompanying notes are an integral part of these consolidated financial statements.

CORECHANGE, INC.

Notes to Consolidated Financial Statements

December 31, 2001

(1)    Operations

Corechange, Inc. (Corechange or the Company) was organized in March 1996, under the name SPI Company, LLC, as a Delaware limited liability company. In August 1996, the company name was changed to Corechange, LLC and on May 12, 1997, Corechange changed its form of organization from a limited liability company to a corporation.

Corechange develops, markets and supports software that provides enterprises with a framework to manage access to business information and applications using the Internet and wireless Internet technology. Corechange’s access framework software, Coreport®, enables enterprises to provide their employees, customers, suppliers and business partners with an Internet-based interface to access and manipulate the information they require to conduct eBusiness.

Corechange is subject to risks common to rapidly growing technology-based companies, including a limited operating history, dependence on key personnel, the need for raising capital, rapid technological change, competition from substitute products and larger companies, and the need for continued market acceptance of its products and services.

Corechange’s principal geographic markets for its products are North America, Europe, Korea and Japan.

As shown in the accompanying consolidated financial statements, the Company has incurred a net loss of $24.3 million for the year ended December 31, 2001 and has an accumulated deficit of $69.2 million as of December 31, 2001. The Company has funded this loss primarily through equity financings.

(2)     Significant Accounting Policies

The accompanying consolidated financial statements reflect the application of certain accounting policies as described below and elsewhere in these notes to the consolidated financial statements.

(a)    Principles of Consolidation

The accompanying consolidated financial statements include the results of operations of Corechange and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

(b)    Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

CORECHANGE, INC.

Notes to Consolidated Financial Statements

December 31, 2001

(c)    Revenue Recognition

Corechange generates revenues from licensing its software and providing professional services and training, maintenance, and customer support services. Corechange executes separate contracts that govern the terms and conditions of each software license and maintenance arrangement and each professional services arrangement. These contracts may comprise elements in a multiple-element arrangement. Revenues under multiple-element arrangements, which may include several different software products or services sold together, are allocated to each element based on the residual method in accordance with American Institute of Certified Public Accountants (AICPA) Statement of Position 98-9, Software Revenue Recognition with Respect to Certain Arrangements.

Corechange uses the residual method when vendor-specific objective evidence of fair value does not exist for one of the delivered elements in an arrangement. Under the residual method, the fair value of the undelivered elements is deferred and subsequently recognized when earned. Corechange has established sufficient vendor-specific objective evidence of fair value for professional services, training, and maintenance and support services based on the price charged when these elements are sold separately. Accordingly, software license revenue is recognized under the residual method in arrangements in which software is licensed with professional services, training, and maintenance and support services.

Corechange recognizes software license revenues upon execution of a signed license agreement, delivery of the software to a customer, and determination that collection of a fixed license fee is probable. Corechange also sells its products to resellers and recognizes revenue when all of the above criteria are met, upon sell through of product to the end user.

Services revenue includes professional services and training, maintenance, and customer support fees. Professional services are not essential to the functionality of the other elements in an arrangement and are accounted for separately. Professional services revenues are recognized as the services are performed for time and material contracts or on a percentage-of-completion basis for fixed-price contracts. The percentage-of-completion basis is used by measuring the percentage of costs (primarily labor) incurred to date as compared to the estimated total costs (primarily labor) for each contract. When a loss is anticipated on a contract, the full amount thereof is provided currently. If conditions for acceptance are required, professional services revenues are recognized upon customer acceptance. Training revenues are recognized as the services are provided. Maintenance and customer support fees include the right to unspecified upgrades on a when-and-if-available basis and ongoing technical support. Maintenance and customer support fees are recognized ratably over the term of the maintenance contract on a straight-line basis.

CORECHANGE, INC.

Notes to Consolidated Financial Statements

December 31, 2001

(d)    Cost of Revenue

Cost of revenue primarily consists of personnel costs and third-party consulting fees associated with implementation, training, maintenance, and other support and professional services and license royalties to third parties. Cost of revenue also includes software license costs consisting of the costs of the media in which it is delivered; these costs are not significant.

(e)    Cash and Cash Equivalents

Corechange considers all highly liquid investments with original maturities at date of purchase of 90 days or less to be cash equivalents.

(f)    Marketable Securities

The Company accounts for marketable securities in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. In accordance with SFAS No. 115, investments are classified as held-to-maturity, available-for-sale or trading.

Management determines the appropriate classification of its investments in marketable securities at the time of purchase and reevaluates such determination at each balance sheet date. Debt securities for which the Company does not have the intent or ability to hold to maturity are classified as available-for-sale.

Securities available for sale are carried at fair value, based on quoted market prices, with the unrealized gains and losses, net of tax, reported in a separate component of stockholders’ equity except for unrealized losses determined to be permanent in nature. Such unrealized losses are included in the determination of net income in the period in which management determines the decline to be permanent. The Company is not actively involved in the purchase and sale of investments classified as trading. At December 31, 2001, the Company had no investments that qualified as trading or held-to-maturity.

The amortized cost of debt securities classified as available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization and interest are included in interest income. Realized gains and losses are included in other income or loss. The cost of securities sold is based on the specific identification method.

During the years ended December 31, 1999 and 2000, the Company did not purchase or hold any marketable securities. At December 31, 2001, marketable securities, which are comprised of municipal bonds, have been categorized as available-for-sale and are stated at fair value, which approximates amortized cost.

CORECHANGE, INC.

Notes to Consolidated Financial Statements

December 31, 2001

(g)    Property and Equipment

Property and equipment is recorded at cost and depreciated using the straight-line method over the estimated useful life. Leasehold improvements are amortized over the estimated useful life or the lease term, whichever is shorter. Corechange reviews its property and equipment whenever events or changes in circumstances indicate that the carrying amount of certain assets might not be recoverable and recognizes an impairment loss based on fair value when it is probable that the estimated cash flows are less than the carrying value of the asset.

(h)    Research and Development and Software Development Costs

Research and development costs are charged to operations as incurred. Capitalization of computer software costs begins upon the establishment of technological feasibility. The capitalized cost is then amortized on a straight-line basis over the estimated product life or in the ratio of current revenues to total projected product revenues, whichever is greater. To date, the period between achieving technological feasibility, which the Company has defined as when beta testing commences, and the general availability of such software have been minimal, and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs for the periods presented.

(i)    Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes, which is the asset and liability method for accounting and reporting for income taxes. Under SFAS No. 109, deferred tax assets and deferred tax liabilities are recognized based on temporary differences between the financial reporting and income tax bases of assets and liabilities using statutory rates. In addition, SFAS No. 109 requires a valuation allowance against net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

(j)    Foreign Currency Translation

The Company has several foreign subsidiaries which together account for approximately 32%, 31% (as restated) and 65% of its net revenues for the years ended December 31, 2001, 2000 and 1999, respectively, and 9% of its assets and 14% of its total liabilities as of December 31, 2001.

In preparing its consolidated financial statements, in accordance with SFAS No. 52, Foreign Currency Translation, the Company is required to translate the financial statements of the foreign subsidiaries from the functional currency in which they keep their accounting records, which is the local currency, into United States dollars. The Company translates the assets and liabilities of its foreign subsidiaries at the exchange rates in effect at the reporting date, while stockholders’ equity (deficit) is translated at historical rates. Statements of operations and cash flow amounts are translated using the exchange rates in

CORECHANGE, INC.

Notes to Consolidated Financial Statements

December 31, 2001

effect during the period. The resultant translation adjustment is reflected as a change to accumulated other comprehensive loss.

None of the Company’s intercompany receivables/payables from its foreign subsidiaries are hedged and all are due on demand. The Company does not currently plan to require payment in the foreseeable future. As a result, in accordance with SFAS No. 52, these amounts are considered to be permanent in nature, and as such, all exchange gains and losses are accounted for through the accumulated other comprehensive loss account.

Transaction gains and losses, which are insignificant, are included in operations.

(k)    Financial Instruments

The carrying value of financial instruments such as cash equivalents, marketable securities, accounts receivable, and accounts payable approximates their fair value based on the short-term maturities of these instruments. The carrying value of the convertible promissory notes and notes payable approximates the fair value based on current interest rates.

(l)    Concentration of Credit Risk and Off-Balance-Sheet Risk

Corechange has no significant off-balance-sheet risk such as foreign exchange contracts, option contracts, or other foreign hedging arrangements. Financial instruments that potentially subject Corechange to credit risk consist of cash equivalents, marketable securities, note receivable from officer and accounts receivable. The concentration of credit risk with respect to cash equivalents and marketable securities is minimized by Corechange’s policies in which investments are only placed with highly rated issuers with relatively short maturities. The concentration of credit risk with respect to accounts receivable is minimized by the creditworthiness of Corechange’s customers and the variety of industries in which the customers operate. Corechange generally does not require collateral. Corechange maintains an allowance for doubtful accounts but historically has not experienced any significant losses related to individual customers or groups of customers in any particular industry or area. Three customers accounted for approximately 47%, 25% (as restated) and 51% of revenue for the years ended December 31, 2001, 2000 and 1999, respectively. These three customers accounted for approximately 15% and 4% (as restated) of accounts receivable at December 31, 2001 and 2000, respectively. As of December 31, 2001 and 2000, no other customers accounted for more than 10% of accounts receivable.

(m)    Stock-Based Compensation

Corechange accounts for its stock-based employee compensation plan utilizing the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. Corechange has adopted the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation. The Company records the fair value of stock options and warrants to nonemployees in exchange for services in accordance with

CORECHANGE, INC.

Notes to Consolidated Financial Statements

December 31, 2001

Emerging Issues Task Force (EITF) Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, and SFAS No. 123, in the consolidated statements of operations.

(n)    Impairment of Long-Lived Assets

The Company accounts for its long-lived assets in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. At each occurrence of a certain triggering event or change in circumstances, the Company evaluates the realizability of long-lived assets based on profitability expectations, using the undiscounted cash flow method, for each subsidiary having a material long-lived assets balance. If an impairment is indicated, the related long-lived assets are written down to their estimated fair value. Factors that management considers in performing this evaluation include current operating results, trends and prospects, product demand, competition and other economic factors, both domestic and international. Based on its most recent analysis, the Company believes that no impairment of long-lived assets exists at December 31, 2001.

(o)    Comprehensive Income (Loss)

Under SFAS No. 130, Reporting Comprehensive Income, companies are required to report comprehensive income (loss) as a measure of overall performance. Comprehensive income (loss) includes all changes in equity during a period, except for those resulting from investments by and distributions to stockholders. During the three years ended December 31, 2001, the Company’s comprehensive loss includes net loss and foreign currency translation adjustments.

(p)    Accounting for Derivative Instruments

On January 1, 2001, the Company adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, which establishes a new model for accounting for derivatives and hedging activities. It requires an entity to recognize all derivatives as either assets or liabilities in the statement of financial position and measure these instruments at fair value. The adoption of SFAS No. 133, as amended, did not have any material impact on the Company’s financial position or results of operations.

(q)    Reclassifications

Certain prior-year balances have been reclassified to conform to current-year presentations.

(r)    Recent Accounting Pronouncements

In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, Accounting for Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for using the

CORECHANGE, INC.

Notes to Consolidated Financial Statements

December 31, 2001

purchase method of accounting. SFAS No. 142 discusses how intangible assets that are acquired should be accounted for in financial statements upon their acquisition. In addition, under SFAS No. 142, goodwill and other indefinite lived intangible assets are no longer amortized but are reviewed annually (or more frequently if impairment indicators arise) for impairment. Separable intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives (but with no maximum life). As of December 31, 2001, all of the Company’s intangible assets and goodwill associated with acquisitions were fully amortized. As a result, the adoption of SFAS No. 142 on January 1, 2002, will have no impact on the Company’s financial position or results of operations.

In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long Lived Assets, which is effective for the Company on January 1, 2002. SFAS No. 144 addresses accounting and reporting for the impairment or disposal of long-lived assets, except goodwill, that are either held and used or disposed of through sale or other means. The Company does not expect the adoption of SFAS No. 144 to have a material impact on its financial position, results of operations and cash flows.

In November 2001, the EITF issued Topic No. D-103 relating to the accounting for reimbursements received for out-of-pocket expenses. In accordance with Topic D-103, reimbursements received for out-of-pocket expenses incurred should be characterized as revenue in the statement of operations. The Company has historically accounted for reimbursements received for out-of-pocket expenses incurred as service revenue and recorded the applicable cost as cost of revenue. As a result, the adoption of topic No. D-103 is not anticipated to have an impact on the Company’s financial position, results of operations or cash flows.

(3)    RESTATEMENT

The financial statements for the year ended December 31, 2000 have been restated to reflect a change in accounting policy adopted during 2001. During 2001, the Company changed its revenue recognition policy with respect to arrangements with resellers such that the Company would recognize revenue related to the license of software to resellers upon sell-through of the software licenses from the resellers to third-party end users. Previously, the Company recognized license revenue upon shipment to the reseller. To date, the resellers have not sold through any of the purchased licenses of the Company’s products to third party end users. Accordingly, the Company believes that the new policy better reflects the substance of the transactions with resellers. During the year ended December 31, 2000, the Company had recognized $1,518,000 of license revenue and $22,000 of services revenues related to sales to resellers. Prior to 2000, the Company did not have any reseller arrangements. The effect of this change on the reported results for 2000 is as follows:

CORECHANGE, INC.

Notes to Consolidated Financial Statements

December 31, 2001

Consolidated Statement of Operations (in thousands)

	For the Year Ended December 31, 2000
	As Reported	As Restated
Revenue:
Software license	$6,739	$5,221
Services	3,346	3,324

Total revenue	10,085	8,545
Cost of Revenue	3,377	3,377

Gross profit	6,708	5,168

Operating Expenses:
Sales and marketing	13,452	13,452
Research and development	6,482	6,482
General and administrative	4,829	4,829
Stock-based compensation	1,236	1,236
Restructuring costs	-	-

Total operating expenses	25,999	25,999

Operating loss	(19,291)	(20,831)
Interest Income	448	448
Interest Expense	(741)	(741)

Net loss	(19,584)	(21,124)
Accretion and Dividends on Preferred Stock	(5,820)	(5,820)

Net loss attributable to common stockholders	$(25,404)	$(26,944)

Consolidated Balance Sheet Data (in thousands)

	As of December 31, 2000
	As Reported	As Restated
Deferred revenue	$1,133	$2,673
Total current liabilities	9,698	11,238
Accumulated deficit	(42,963)	(44,503)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	10,428	10,428

CORECHANGE, INC.

Notes to Consolidated Financial Statements

December 31, 2001

(4)    Restructuring

During 2001, Corechange undertook certain actions to restructure its business. The restructuring plan resulted in a charge to operations totaling approximately $285,000. The principal action in the restructuring plan included the reduction of workforce. Substantially all of the costs related to the restructuring charge were paid in fiscal 2001.

Employee Severance, Benefits and Related Costs

The number of employees terminated, by department, resulting in the employee severance costs detailed above is as follows:

Service	4
Sales and marketing	17
Research and development	7

28

In January 2002, Corechange undertook additional actions to reduce headcount to align the business with changing market demands. The total restructuring charge related to employee severance, benefits and related costs was approximately $140,000. All of the cost related to this restructuring will be charged to operations and paid in 2002.

Employee Severance, Benefits and Related Costs

The number of employees terminated in January 2002, by department, resulting in the employee severance costs detailed above is as follows:

Service	3
Sales and marketing	8
Research and development	6

17

(5)    Sale of Subsidiary

In May of 2001, the Company entered into an agreement to sell all of the shares of Corechange Norge AS, a wholly owned Norwegian subsidiary of the Company, to the employees of the subsidiary. As of the date of the sale transaction, the Company owned all 50 shares of stock of the Norway subsidiary with a par value of approximately $110. As part of the sale agreement, the Company agreed to forgive all intercompany payables of Corechange Norge AS to the Parent and other subsidiaries, totaling approximately $161,000. Furthermore, as part of the agreement, the Company agreed to provide additional funding of approximately $81,000 to the buyers as part of the sale. This amount represents the remaining net liabilities of Corechange Norge AS after taking into account the forgiveness of the intercompany payables.

CORECHANGE, INC.

Notes to Consolidated Financial Statements

December 31, 2001

The Company agreed to accelerate the vesting of all remaining unvested options of the employees as of the date of the sale. This resulted in a new measurement date and the employees receiving a benefit that they would not otherwise been entitled to. The intrinsic value of the accelerated options was not material. No additional consideration was paid by the buyers of Corechange Norge AS.

As part of the sale agreement, the buyers of Corechange Norge AS entered into an exclusive reseller agreement for the sale of the Company’s products in the territory of Norway. This agreement was effective September 1, 2001 and expires on December 31, 2002. Under this agreement, the Company will receive a portion of the license fee charged to end users based on certain criteria. Through December 31, 2001, the Company received no royalties under this agreement. The following represents a reconciliation of the loss from the sale of Corechange Norge AS (in thousands):

Book value of assets sold	$194
Additional cash consideration provided by Company	81
Forgiveness of intercompany payables	161
Write-off of cumulative translation adjustment related to subsidiary	50
Liabilities assumed	(275)

Loss on sale of subsidiary	$211

(6)    Property and Equipment

Property and equipment consist of the following (in thousands):

	Estimated Useful Life	December 31,
		2001	2000
Computer equipment	4 years	$2,691	$1,934
Furniture and fixtures	4 years	442	397
Leasehold improvements	Lesser of estimated useful life or lease term	242	91

		3,375	2,422
Less—Accumulated depreciation and amortization		1,706	1,125

Property and equipment, net		$1,669	$1,297

(7)    Income Taxes

Corechange has incurred net operating losses since inception. At December 31, 2001, Corechange has net operating loss carryforwards available to reduce future federal and state taxable income of approximately $56,533,000 and net operating loss carryforwards available to reduce foreign taxable income of approximately $6,826,000. Also at December 31, 2001, Corechange has research and development

CORECHANGE, INC.

Notes to Consolidated Financial Statements

December 31, 2001

credits that can be used for federal and state tax reporting purposes aggregating $685,000. These carryforwards and credits expire at various times through 2021. Under the provisions of the Internal Revenue Code, certain substantial changes in the Company’s ownership may significantly limit the amount of net operating loss carryforwards that could be utilized annually to offset future taxable income. Subsequent significant ownership changes could further affect the limitation in future years.

Due to the uncertainty surrounding Corechange’s ability to utilize its net operating loss carryforwards and other deferred tax assets, the Company has provided a full valuation allowance against its otherwise recognizable deferred tax assets at December 31, 2001 and 2000.

Deferred tax assets consist of the following (in thousands):

	December 31,
	2001	2000
Net operating loss carryforwards	$24,852	$13,874
Research and development credit carryforwards	685	354
Other	478	468

Deferred tax assets	26,015	14,696
Valuation allowance	(26,015)	(14,696)

	$-	$-

(8)    Debt

(a)  Convertible Promissory Notes

In November and December 1999 and in January 2000, Corechange entered into unsecured subordinated convertible promissory notes with investors totaling $3,383,000 (the Notes). The Notes accumulated interest at a rate of 8% per annum, and had a maturity date of the earlier of October 1, 2000, or upon the closing date of a qualified financing, as defined. Upon closing of the Series B redeemable convertible preferred stock (Series B preferred stock) financing on February 18, 2000 (see Note 7), all principal and accrued interest on the Notes automatically converted into 588,191 shares of Series B preferred stock at a conversion price equal to $5.837 per share.

In November 2000, Corechange entered into unsecured subordinated convertible promissory notes with investors totaling $5,750,000 (the 2000 Promissory Notes). One of the 2000 Promissory Note holders is an officer of Corechange. The 2000 Promissory Notes accrue interest at a rate of 9% per annum and have a maturity date of the earlier of April 15, 2001 or upon the closing date of a qualified financing, as defined. The 2000 Promissory Notes are convertible into the class of stock sold in a new qualified financing at the price per share of such stock issued in that offering. As of December 31,

CORECHANGE, INC.

Notes to Consolidated Financial Statements

December 31, 2001

2000, there was $45,000 of accrued interest related to the 2000 Promissory Notes.

In connection with the 2000 Promissory Notes, the Company issued warrants to the investors for the purchase of 492,548 shares of Series B preferred stock at $5.837 per share. The warrants are immediately exercisable and expire in December 2005. Upon a financing by the Company before the maturity date, the investors have the option of adjusting the warrant such that it is exercisable into shares of the class of stock sold to the purchasers in the new financing at an exercise price equal to the price per share of the new offering. In the event that the Company does not complete a financing before the maturity date, the exercise price is adjusted to $3.00 per share. Should the exercise price be adjusted, the number of shares that the warrant is exercisable into is also adjusted by dividing the original proceeds from the warrant exercised by the new exercise price. These warrants were deemed to have a fair value of approximately $1,383,000. The fair value of the warrants was estimated on the date of grant using the Black-Scholes option pricing model. The following assumptions were used to value the warrants: (i) contractual life of the warrants of five years; (ii) no dividend yield; (iii) expected volatility of 80%; and (iv) risk-free interest rate of 6.06%. The fair value has been recorded as a discount on the 2000 Promissory Notes and is being amortized to interest expense over the life of the Promissory Notes.

Due to the discount on the 2000 Promissory Notes, the conversion option within the 2000 Promissory Notes was deemed to have a beneficial conversion value of $1.4 million for accounting purposes. The beneficial conversion value was recognized as a discount on the 2000 Promissory Notes and is being amortized to interest expense over the life of the 2000 Promissory Notes. For the years ended December 31, 2001 and 2000, the Company recorded approximately $2,135,000 and $630,000, respectively, of interest expense related to the amortization of the 2000 Promissory Note discount.

In March 2001, Corechange entered into unsecured subordinated convertible promissory notes with investors totaling $1,000,000 (the 2001 Promissory Notes). The 2001 Promissory Notes accrue interest at a rate of 9% per annum and have a maturity date of the earlier of April 30, 2001 or upon the closing of a qualified financing, as defined. The 2001 Promissory Notes are convertible into the class of stock sold in a new qualified financing at the price per share of such stock issued in that offering.

In connection with the 2001 Promissory Notes, the Company issued warrants to investors for the purchase of 85,661 shares of Series B preferred stock at $5.837 per share. The warrants are immediately exercisable and expire in December 2005. Upon a financing by the Company before the maturity date, the investors have the option of adjusting the warrant such that it is exercisable into shares of the class of stock sold to the purchasers in the new financing at an exercise price equal to the price per share of the new offering. In the event that the Company does not complete a financing before the maturity date, the exercise price is adjusted to $1.50 per share. Should the exercise price be adjusted, the number of shares that the warrant is exercisable into is also adjusted by dividing the original proceeds from the warrant exercised by the

CORECHANGE, INC.

Notes to Consolidated Financial Statements

December 31, 2001

new exercise price. These warrants were deemed to have a fair value of approximately $268,000. The fair value of the warrants was estimated at the date of grant using the Black-Scholes option pricing model. The following assumptions were used to value the warrants: (i) contractual life of the warrants of approximately five years; (ii) no dividend yield; (iii) expected volatility of 90%; and (iv) risk-free interest rate of approximately 6%. The fair value has been recorded as a discount on the 2001 Promissory Notes and is being amortized to interest expense over the life of the 2001 Promissory Notes.

Due to the discount on the 2001 Promissory Notes, the conversion options within the 2001 Promissory Notes was deemed to have a beneficial conversion value of $268,000 for accounting purposes. The beneficial conversion charge was recognized as a discount on the 2001 Promissory Notes and is being amortized to interest expense over the life of the 2001 Promissory Notes. For the year ended December 31, 2001, the Company recorded approximately $536,000 of interest expense related to the amortization of the 2001 Promissory Note discount.

In May 2001 in connection with a qualified financing (see Note 11), the principal of $5,750,000 and $1,000,000 of the 2000 and 2001 Promissory Notes, respectively, was converted in Series C redeemable convertible preferred stock.

(b)    Notes Payable

Corechange maintained a line of credit with a Swedish bank, guaranteed by principal shareholders for up to approximately $236,000. Any borrowings were due upon demand and accrued interest at a rate of 12.2% per annum. In July 2000, Corechange repaid all outstanding borrowings under the line of credit and terminated the facility.

In March 2001, the Company entered into a nonconvertible note payable agreement for $3,000,000. The note accrued interest at an annual rate of the prime rate plus 4% and was repayable upon the earlier of June 25, 2001 or the Company closing an equity financing of at least $10 million. In May 2001, the Company closed its Series C redeemable convertible preferred stock financing (see Note 11) and repaid the principal of the note. In connection with this note payable agreement, the Company issued warrants to purchase 150,000 shares of the Company’s common stock at an exercise price of 80% of the next round of financing. These warrants were immediately exercisable and expire in March of 2008. In accordance with APB Opinion No. 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants, the Company estimated the fair value of these warrants at the date of grant using the Black-Scholes option pricing model. The following assumptions were used to value these warrants: (i) contractual life of the warrants of seven years; (ii) no dividend yield; (iii) expected volatility of 90%; (iv) risk-free interest rate of approximately 6%; and (v) exercise price of $1.57 per share. The entire fair value of the warrants of approximately $245,000 was recorded as a discount on the note payable and amortized to interest expense during 2001.

CORECHANGE, INC.

Notes to Consolidated Financial Statements

December 31, 2001

On December 31, 2001, the Company entered into a recourse note payable with a financial institution for $1,491,898. This note had an original maturity date of February 14, 2002 and accrued interest at an annual rate of the prime rate (4.75% at December 31, 2001) plus 1.75% for $716,398 of the principal and at the prime rate plus 3% for the remaining $775,500 of principal. The recourse note payable was collateralized against the Company’s accounts receivable. The recourse note payable was repaid in 2002.

(9)    Factoring Arrangement

In June 2001, the Company entered into a nonrecourse receivables purchase agreement with a financial institution. This agreement is effective for a term of one year. Under this agreement, the financial institution has agreed to purchase the Company’s right, title and interest in up to $3,000,000 worth of trade accounts receivable per purchase. In December 2001, the Company and the financial institution entered into an amendment to the nonrecourse receivables purchase agreement, increasing the maximum amount of receivables that the financial institution would agree to purchase from $3,000,000 per purchase to $4,500,000 per purchase. At each purchase date, the financial institution has agreed to pay the Company the purchase price of the approved purchased receivables. The purchase price is calculated based on the total value of the receivables factored discounted by the bank’s prime rate plus 1.75% on the first $3,000,000 of receivables factored per purchase and prime rate plus 3.00% for receivables in excess of $3,000,000 factored per purchase. The total discount is calculated based on the applicable discount period, which is the purchase date to the due date (set by the parties) of the receivable. In addition, as part of this factoring, the Company must pay an additional administrative fee of 0.50% of the total value of the receivables purchased. During the year ended December 31, 2001, the Company entered into agreements to sell a total of $9,440,718 of its receivables to the financial institution for net proceeds of $9,303,989. The Company has accounted for the above factoring arrangements as a sale in accordance with SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities—a Replacement of FASB Statement No. 125, as the Company had surrendered control over transferred assets, as defined.

CORECHANGE, INC.

Notes to Consolidated Financial Statements

December 31, 2001

(10)    Interest Expense

Interest expense in the accompanying consolidated financial statements is composed of the following:

	Year Ended December 31,
	2001	2000	1999
Cash-based interest expense	$340,000	$61,000	$43,000
Interest expense related to interest on convertible promissory notes converted into shares of preferred stock	-	50,000	-
Interest expense related to amortization of discount resulting from warrants issued in connection with convertible promissory notes	1,581,000	315,000	-
Interest expense related to amortization of discount resulting from beneficial conversion of convertible promissory notes	1,335,000	315,000	-

	$3,256,000	$741,000	$43,000

(11)    Redeemable Convertible Preferred Stock

During 1998, Corechange sold 2,884,598 shares of Series A redeemable convertible preferred stock (Series A preferred stock) at $4.16 per share, resulting in net proceeds of $11,511,796.

In February 2000, Corechange sold 2,458,582 shares of Series B redeemable convertible preferred stock (Series B preferred stock) at $5.837 per share, resulting in net proceeds of approximately $13,132,000. In addition, holders of the Notes described in Note 8(a) converted $3,433,274 of such Notes and accrued interest thereon, into 588,191 shares of Series B preferred stock.

In May and June 2001, Corechange sold 14,994,908 shares of Series C redeemable convertible preferred stock (Series C preferred stock) at $1.964 per share, resulting in net proceeds of approximately $27,189,000. In addition, holders of the 2000 and 2001 Promissory Notes described in Note 8(a) converted $6,750,000 of principal under these notes into 3,436,863 shares of Series C preferred stock.

In connection with the issuance of the Series C preferred stock, the Company granted warrants to purchase 417,648 shares of common stock to a placement agent for $1.96 per share. The Company determined the fair value of these warrants to be approximately $261,000 using the Black Scholes option pricing model using the following assumptions: (i) contractual life of five years; (ii) no dividend yield; (iii) expected volatility of 90%; and (iv) risk-free interest rate of 6.06%. The Company has treated the fair value of the warrants as additional issuance costs and is accreting them to Series C Preferred Stock over the redemption period.

CORECHANGE, INC.

Notes to Consolidated Financial Statements

December 31, 2001

The rights, preferences, and privileges of the Series A, Series B and Series C preferred stock are as follows:

Voting

The holders of Series A, Series B and Series C preferred stock are entitled to the number of votes equal to the number of whole shares of common stock into which the preferred shares are convertible. The holders vote together with the holders of common stock as a single class.

Dividends

The holders of Series A, Series B and Series C preferred stock are entitled to receive dividends when, as, and if declared by the Board of Directors. The holders of Series B and Series C preferred stock shall also accrue dividends on a daily basis at the rate of 8% per annum on the liquidation value of each Series B and Series C share from the issuance of the shares to the first of either (i) the liquidation date or (ii) the conversion date. Dividends shall be cumulative and payable in preference to any dividends payable on all other classes of stock. As of December 31, 2001, Corechange had accrued $4,463,000 of cumulative dividends by charges to additional paid-in capital and accumulated deficit.

On the date of issuance of the Series B preferred stock, the difference between the effective purchase price per common share and the deemed fair value of the common stock resulted in a beneficial conversion charge of $4.2 million for accounting purposes reflected as a dividend in the year ended December 31, 2000.

Liquidation Preference

In the event of a voluntary or involuntary liquidation, dissolution, or winding-up of Corechange, the holders of Series C preferred stock shall be entitled to receive, in preference to the holders of all other classes and series of stock, an amount equal to $1.964 per share plus all accrued and unpaid dividends. After the distribution to Series C preferred stockholders, the holders of Series B preferred stock shall be entitled to receive, in preference to the holders of all other classes and series of stock, an amount equal to $5.837 per share plus all accrued and unpaid dividends. After the distribution to Series B preferred stockholders, the holders of Series A preferred stock shall be entitled to receive, in preference to the holders of all other classes and series of stock, an amount equal to $4.16 per share plus all accrued and unpaid dividends. If the assets of Corechange are insufficient to pay the full preferential amounts to the shareholders, the assets legally available for distribution shall be distributed first to the holders as described above in proportion to the preferential amount each holder is entitled to, and then ratably among the holders of other classes of preferred stock.

CORECHANGE, INC.

Notes to Consolidated Financial Statements

December 31, 2001

Conversion

The Series A, Series B and Series C preferred stock are each convertible, at the option of the holder, into one share of common stock, adjustable for certain dilutive events. All shares of Series A, Series B and Series C preferred stock shall automatically convert into common stock upon the closing of an underwritten initial public offering of Corechange’s common stock at a per-share offering price of at least $5.00 and yielding aggregate gross proceeds to Corechange of at least $30,000,000. Mandatory conversion of Series B preferred stock shall also take place upon the consent of at least 75% of the holders of the then-outstanding shares of Series B preferred stock. Mandatory conversion of Series C preferred stock shall also take place upon the consent of at least 66-2/3% of the holders of the then outstanding shares of Series C preferred stock.

Redemption

In the event of a change in ownership and upon receipt of written request for redemption from holders of at least a majority of the shares then outstanding, Corechange will redeem all of the outstanding shares of Series C preferred stock. The price per share to be paid to redeem the shares shall be an amount equal to $1.964 plus all accrued and unpaid dividends. After the payment of all amounts to the holders of Series C preferred stock, Corechange will redeem all of the outstanding shares of Series B preferred stock upon written request from the holders of at least a majority of the Series B preferred stock then outstanding. The price per share to be paid to redeem the shares shall be an amount equal to $5.837 plus all accrued and unpaid dividends, provided that, if the aggregate consideration paid as a result of the change in ownership equals at least $30,000,000, then accrued and unpaid 8% dividends shall not be included in the redemption price. After the payment of all amounts to the holders of Series B preferred stock, Corechange will redeem all of the outstanding shares of Series A preferred stock upon written request from the holders of at least a majority of the Series A preferred stock then outstanding. The price per share to be paid to redeem the Series A preferred stock shall be equal to $4.16 plus all accrued and unpaid dividends.

At any time on or after May 3, 2006, upon receipt of written request for redemption from holders of at least 66% of the shares then outstanding, Corechange will redeem all of the outstanding shares of Series C preferred stock. At any time on or after May 3, 2006, upon receipt of written request for redemption from holders of at least a majority of the shares then outstanding, Corechange will redeem all of the outstanding shares of Series A and Series B preferred stock. The price per share to be paid to redeem the shareholders of Series A preferred stock shall be equal to the sum of $4.16 plus all accrued and unpaid dividends. The price per share to be paid to redeem the shares of Series B and Series C preferred stock shall be an amount equal to the greater of the sum of $5.837 and $1.964, respectively, plus all accrued and unpaid dividends or the fair market value per share as determined by an independent appraiser.

CORECHANGE, INC.

Notes to Consolidated Financial Statements

December 31, 2001

The following table summarizes the activity of Series A, Series B and Series C preferred stock (in thousands, except share data):

	Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock
	Number of Shares	Value	Number of Shares	Value	Number of Shares	Value	Total Value
Balance, December 31, 1998	2,884,598	$11,573	—	$—	—	$—	$11,573
Accretion to redemption value	—	61	—	—	—	—	61

Balance, December 31, 1999	2,884,598	11,634	—	—	—	—	11,634
Issuance of Series B preferred stock	—	—	3,046,773	16,565	—	—	16,565
Accretion to redemption value	—	68	—	224	—	—	292
Dividend related to beneficial conversion of Series B preferred stock				4,227	—	—	4,227
Accrued dividends on Series B preferred stock	—	—	—	1,301	—	—	1,301

Balance, December 31, 2000	2,884,598	11,702	3,046,773	22,317	—	—	34,019
Issuance of Series C preferred stock	—	—	—	—	18,431,771	33,677	33,677
Accretion to redemption value	—	70	—	235	—	332	637
Accrued dividends on Series B and Series C preferred stock	—	—	—	1,353	—	1,809	3,162

Balance, December 31, 2001	2,884,598	$11,772	3,046,773	$23,905	18,431,771	$35,818	$71,495

(12)    STOCKHOLDERS’ EQUITY

As of December 31, 2001, the authorized capital stock of Corechange was 45,000,000 shares of common stock, $0.01 par value per share and 29,020,102 shares of preferred stock, $0.01 par value per share, of which 2,884,598 shares are designated Series A preferred stock (see Note 11), 3,046,773 shares are designated Series B preferred stock (see Note 11), 22,123,745 shares are designated as Series C preferred stock (see Note 11), 413,965 shares are designated Series I junior convertible preferred stock, 336,021 shares are designated Series II junior convertible preferred stock, and 215,000 shares are designated Series III junior convertible preferred stock.

(a)    Junior Convertible Preferred Stock

Each series of junior convertible preferred stock converts into common stock at the option of the holder or automatically upon the completion of a qualified public offering, as defined. Each series of convertible preferred stock converts into common shares at a per-share conversion price of $6.38, $7.44, and $7.49 for Series I, Series II, and Series III shares, respectively, subject to adjustment for stock dividends, stock splits, or other similar recapitalization. Convertible preferred Series I, II, and III shares have liquidation preference over the common stockholders in the amount of $6.38, $7.44, and $7.49 per share, respectively. Each series is entitled to the number of votes equal to the number of whole shares of common stock into which the shares of that series are convertible. Each series ranks equally in liquidation.

CORECHANGE, INC.

Notes to Consolidated Financial Statements

December 31, 2001

(b)    Adjustment to Common Stock

In June 1997, Corechange was advised by Cambridge Technology Partners, Inc. (CTP) that its holdings of Class A Units of Corechange, LLC prior to the reorganization into a corporation should have resulted in CTP holding 7.77% of the common stock of Corechange following the reorganization that occurred on May 12, 1997. On April 7, 2000, Corechange issued 196,774 shares of common stock to CTP. Following the issuance, CTP held a total of 202,106 shares of common stock, which represents 7.77% of Corechange’s common stock at the time of the reorganization. CTP held 4.6% and 4.5% of Corechange’s common stock at December 31, 2000 and 2001, respectively. Corechange has accounted for the transaction as an adjustment of shares in connection with the reorganization and thus recorded the common shares issued at par value in the year ended December 31, 2000.

(c)    Restricted Common Stock

The Board awarded 14,350 and 20,000 shares of restricted stock with purchase prices ranging from $0.01 to $0.45 per share, which were determined to be the fair value at the date of grant under the 1997 Stock Incentive Plan during 1998 and 1999, respectively. There were no restricted shares awarded in 2000 or 2001. The restricted stock generally vests over three years and, as of December 31, 2001 and 2000, approximately 105 shares and 52,000 shares, respectively, remain unvested. Through December 31, 2001, the Company has repurchased and retired 434,082 shares of restricted stock.

(d)    Other Warrants

In January 1998, Corechange issued a warrant to one of its advisors for the purchase of 120,191 shares of common stock at an exercise price of $4.99 per share. The warrant was immediately exercisable and expired on January 21, 2001, unexercised. At the time of issuance, Corechange determined that the fair value of the warrant was not material.

In May and June of 2000, the Company issued warrants to an advisor for the purchase of 5,556 and 20,843 shares of common stock at exercise prices of $8.00 and $6.00 per share, respectively. The warrants are immediately exercisable and expire on May 15, 2007 and June 5, 2007, respectively. The Company has recognized compensation expense related to these warrants in the amount of approximately $141,000 which is reflected in operating expenses for the year ended December 31, 2000.

During 2001, the Company issued warrants to a reseller for the purchase of Series C preferred stock at an exercise price of $1.96 per share in connection with a reseller arrangement. These warrants were immediately exercisable and expire in 2005. The fair value of these warrants was determined to be $709,423 and was recorded as a reduction to deferred revenue. In accordance with EITF Issue No. 00-25, Vendor Income Statement Characterization of Consideration Paid to a Reseller of the Vendor’s Products, the Company will amortize the fair value of these warrants to contra-revenue

CORECHANGE, INC.

Notes to Consolidated Financial Statements

December 31, 2001

as revenue under the reseller arrangement is recognized. There was no revenue recognized under this reseller arrangement in 2001 and, as a result, the fair value of the warrants is unamortized as of December 31, 2001.

(e)    Stock Incentive Plan

The 1997 Stock Incentive Plan (the Plan) provides for the issuance of options, restricted stock or other stock-based awards to the employees, officers, directors, consultants, and advisors of Corechange. Corechange is authorized to issue up to 4,000,000 shares of common stock under the Plan at December 31, 2001. At December 31, 2001, there were 2,694,947 shares available for grant under the Plan. Incentive stock options may be granted at an exercise price determined by the Board of Directors at the date of grant and for a term not to exceed ten years. The Board may grant awards entitling recipients to acquire shares of common stock, subject to the right of Corechange to repurchase all or part of such shares at their issue price or another stated price from the recipient in the event that conditions specified by the Board in the applicable award are not satisfied prior to the end of the applicable restriction period (Restricted Stock). The Board may at any time provide that any options become immediately exercisable in full or in part, that any Restricted Stock awards be free of all restrictions, or that any other stock-based awards may become exercisable in full or in part, or free of some or all restrictions or conditions.

CORECHANGE, INC.

Notes to Consolidated Financial Statements

December 31, 2001

The following table presents the stock option activity of the Plan for the years ended December 31, 2001, 2000 and 1999.

	Shares	Weighted Average Exercise Price
Outstanding at December 31, 1998	441,304	$0.237
Granted	791,725	0.45
Exercised	(396)	0.45
Canceled	(379,558)	0.45

Outstanding at December 31, 1999	853,075	0.45
Granted	1,814,480	7.23
Exercised	(110,251)	1.49
Canceled	(202,927)	4.60

Outstanding at December 31, 2000	2,354,377	5.37
Granted	934,833	2.49
Exercised	(105,230)	0.61
Canceled	(2,094,804)	6.35

Outstanding at December 31, 2001	1,089,176	$1.46

Exercisable at December 31, 2001	485,009	$1.25

Exercisable at December 31, 2000	482,139	$1.30

Exercisable at December 31, 1999	275,711	$0.45

The following table summarizes information relating to currently outstanding and exercisable options as of December 31, 2001:

Exercise Prices	Outstanding		Exercisable Number of Shares
	Number of Shares	Weighted Average Remaining Contractual Life (in Years)
$0.09	6,000	6.13	5,832
0.45	484,677	7.44	425,096
1.00	485,500	9.76	-
5.84	9,999	8.21	8,221
8.00	103,000	8.64	45,860

	1,089,176	8.60	485,009

For purposes of the pro forma disclosures required by SFAS No. 123, the fair value of each option grant to an employee was estimated on the date of grant

CORECHANGE, INC.

Notes to Consolidated Financial Statements

December 31, 2001

using the Black-Scholes option pricing model. The assumptions used and the weighted average information for the years ended December 31, 2001, 2000 and 1999, are as follows:

	December 31,
	2001	2000	1999
Risk-free interest rates	3.00%–5.79%	6.1%–6.7%	4.6%–6.0%
Expected lives	3 years	3 years	3–4 years
Expected dividend yield	-	-	-
Expected volatility	90%	80%	70%
Weighted average fair value of options granted whose exercise price equals market price on the date of grants	$0.909	N/A	$0.592
Weighted average fair value of options granted whose exercise price is less than market price on the date of grants	N/A	$4.805	$0.817

Had compensation cost for Corechange’s Plan been determined consistent with SFAS No. 123, the Company’s net loss would have been as follows (in thousands, except per share amounts):

	December 31,
	2001	2000	1999
Net loss attributable to common stockholders–
As reported	$(28,135)	$(26,944)	$(4,843)

Pro forma	$(32,515)	$(27,953)	$(4,926)

In connection with certain stock option grants during the year ended December 31, 1999 and 2000, Corechange recorded deferred compensation of $755,566 and $1,941,115, respectively. The deferred compensation represents the aggregate difference between the option exercise price and the deemed fair value of the common stock on the date of grant for accounting purposes. The deferred compensation is being recognized as an expense over the vesting period of the underlying stock options. The Company recorded compensation expense of $208,399 and $1,236,327 in the years ended December 31, 1999 and 2000, respectively, related to these options. During the year ended December 31, 2001, the Company recorded total compensation expense of $1,131,000 related to these options, of which $365,000 related to options canceled by the Company for which deferred stock-based charges had been recorded.

During 2001, the Company implemented an option-exchange program, whereby the Company offered to all employees who had options with exercise prices at or above $3.00 per share to agree to the cancellation of those options in exchange for a promise to re-grant the same number of new options six months and a day from the date of cancellation (July 19, 2001) with an

CORECHANGE, INC.

Notes to Consolidated Financial Statements

December 31, 2001

exercise price equal to the then prevailing fair value. Of the 1,378,700 cancelled options, the Company re-granted 1,355,200 options on January 21, 2002 at an exercise price of $0.85 per share, which was the fair value as determined by the Company based on an independent valuation performed in January 2002. The variance of 23,500 options is a result of employee terminations during the period from July 19, 2001 through January 21, 2002. This option-exchange program was done in accordance with FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation (an Interpretation of APB Opinion No. 25), and resulted in no incremental stock-based compensation expense.

During 1998, 1999 and 2000, Corechange issued stock options to certain consultants and advisors to the Company. During 2001, the Company did not issue any stock options to consultants or advisors. However, during 2001 the Company modified the terms of 52,221 stock options issued to former employees, to extend the exercise period. This resulted in a new measurement date and the Company charged the fair value of the stock options of approximately $28,000 to operations in 2001. The following assumptions were used to determine the fair value: (i) contractual life of the options for a term of one year; (ii) no dividend yield; (iii) expected volatility of 90%; and (iv) risk-free interest rate of 3.50%. The vesting periods of the stock options and warrants range from immediate to four years and expire at various times through May 2010. In accordance with EITF Issue 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, the fair value of the stock options and warrants, using the Black-Scholes option pricing model, is charged to operations over the performance period, typically the vesting period. The following assumptions were used for 1998, 1999 and 2000: (i) contractual life of the options from seven to ten years; (ii) no dividend yield; (iii) expected volatility of 80%; and (iv) risk-free interest rate of 5.75%. The following assumptions were used for 2001: (i) contractual life of the options from seven to ten years; (ii) no dividend yield; (iii) expected volatility of 90%; and (iv) risk-free interest rate of 6.06%. During the year ended December 31, 1998, the effect of such options was not material to the results of operations. During the years ended December 31, 1999, 2000 and 2001, the Company charged approximately $17,000, $767,000 and $87,000 to operating expense, respectively, in connection with these options. Additionally, in 2000, Corechange recorded $56,000 of preferred stock issuance costs in connection with options issued to advisors. These costs were netted against the gross proceeds of the preferred stock issuance. At December 31, 2001, the fair value of options issued to consultants and advisors that remain unvested was $44,906.

CORECHANGE, INC.

Notes to Consolidated Financial Statements

December 31, 2001

Corechange issued stock options to consultants and advisors as follows (in thousands, except share and per share data):

Nature of Services	Term or Period in which Services were Provided	Number of Shares	Exercise Price	Cumulative Charge
General advisory	Two- to four-year vesting	30,333	$0.09–8.00	$145
Marketing	Immediate to four-year vesting	135,496	0.09–8.00	326
Financial advisory	Immediate vesting	40,000	0.45–5.84	336
Technical advisory	Two-year vesting	25,000	0.45	63
Preferred stock financing	Immediate vesting	6,168	5.84	56

Total		236,997		$926

(13)    Commitments and Contingencies

(a)    Operating Leases

Corechange leases office space and other equipment under various agreements classified as operating leases. During the years ended December 31, 2001, 2000 and 1999, the Company charged to operations rent and related fees totaling approximately $1,003,000, $595,000 and $479,000, respectively.

Future minimum payments due under leases with terms of one year or more are as follows (in thousands):

Year ending December 31,
2002	$1,076
2003	859
2004	797
2005	235
2006	78
Thereafter	39

Total	$3,084

(b)    Litigation

From time to time, the Company is a party to routine litigation and proceedings in the ordinary course of business. The Company is not aware of any current or pending litigation to which the Company is or may be a party that the Company believes could materially adversely affect its results of operations or financial condition.

(c)    License and Distribution Agreement

In 1999, Corechange entered into a three-year OEM license and distribution agreement with a third party. During the term of the agreement, Corechange

CORECHANGE, INC.

Notes to Consolidated Financial Statements

December 31, 2001

is required to make royalty payments of 4.5% to 50% to the third party based on product and level of actual sales in addition to annual maintenance fees of 12.5% of royalty payments made. Corechange charged approximately $1,224,000 and $417,000 to expense related to these royalties for the years ended December 31, 2001 and 2000, respectively, while no amounts were charged to expense in 1999.

(14)    DEFINED CONTRIBUTION PLAN

The Company has implemented a defined contribution plan, under the provisions of Section 401(k) of the Internal Revenue Code, covering substantially all of its employees. Participants may contribute up to 20% of their gross pay subject to certain limitations. The Company may make discretionary matching contributions. Company contributions vest ratably over a four-year period.

Company matching contributions were approximately $107,000, $51,000 and $14,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

(15)    ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following (in thousands):

	December 31
	2001	2000
Accounts payable	$2,119	$2,322
Payroll and benefits	1,367	1,608
Other	1,282	1,020

	$4,768	$4,950

(16)    SEGMENT AND GEOGRAPHIC INFORMATION

SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, established standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. It also established standards for disclosures about products and services and geographic areas. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance. Corechange’s chief operating decision maker is the Chief Executive Officer.

Corechange is organized geographically and by line of business. Corechange has two major lines of business operating segments: license, and services and other. The license line of business is engaged in the development and licensing of software. The service and other line of business offers implementation, training, and other consulting services. Revenues for these segments are reported on the accompanying consolidated statements of operations. Corechange does not allocate any expenses or any other source of income to its business line segments. Similarly, property and

CORECHANGE, INC.

Notes to Consolidated Financial Statements

December 31, 2001

equipment are not allocated to the segments for management or segment reporting purposes.

Geographic Information

Domestic and export sales as a percentage of total revenues are as follows:

	Year Ended December 31,
	2001	2000	1999
United States	68%	69%	35%
United Kingdom	21	16	39
Norway	1	6	15
Sweden	7	9	11
Other	3	-	-

	100%	100%	100%

Corechange has intercompany distribution arrangements with its subsidiaries. The basis for these arrangements, disclosed below as transfers between geographic locations, is cost plus a specified percentage for services and a commission rate for sales generated in the geographic region. Revenues and identifiable assets for Corechange’s North American and European operations are as follows (in thousands):

	United States	United Kingdom	Norway	Sweden	Other	Eliminations	Consolidated
Year ended December 31, 1999–
Revenues	$2,295	$2,105	$902	$807	$981	$(1,824)	$5,266
Identifiable assets	5,078	335	165	993	74	(3,001)	3,644
Year ended December 31, 2000–
Revenues	5,583	1,479	554	1,057	2,124	(2,252)	8,545
Identifiable assets	13,661	615	222	949	362	(5,381)	10,428
Year ended December 31, 2001–
Revenues	11,285	3,194	205	1,504	2,753	(3,663)	15,278
Identifiable assets	28,015	696	-	728	1,117	(7,457)	23,099

(17)    Note Receivable from Officer

On November 26, 2001, the Company entered into a promissory note with an officer of the Company. The principal amount of the note is $800,000 and the note bears interest at a rate of 6% per annum. The interest of the note is payable annually on each anniversary of the effective date of the note. The principal and accrued interest is due and payable on November 26, 2011. In addition, the note can become due and payable upon the occurrence of certain events, as defined. The note is full recourse against all of the assets of the individual and the note is secured by the 2,330,460 shares of the Company’s common stock and 43,853 shares and 76,375 shares of the Company’s Series B and Series C preferred stock, respectively, held by the officer.

CORECHANGE, INC.

Notes to Consolidated Financial Statements

December 31, 2001

(18)    Joint Venture Agreement

In May 2001, the Company entered into a joint venture agreement with an individual to form a limited liability corporation in the Republic of Korea, Corechange Korea Ltd., for the purpose of commercializing and distributing the Company’s software products in the Republic of Korea. The Company invested $275,000 and owns 51% of the stock of Corechange Korea Ltd. Under the joint venture agreement, both the profits and losses of Corechange Korea Ltd. are to be distributed to the shareholders pro rata in accordance with their respective percentage of share ownership. The Company and Corechange Korea Ltd. have entered into a distribution agreement and corporate services agreement. The distribution agreement had an original expiration date of December 31, 2001 with automatic one-year renewals unless the agreement is terminated by either party. Under this agreement, Corechange Korea Ltd. must pay the Company a royalty of 5% of all license sales. The corporate services agreement details the services that each of the joint venture partners have agreed to perform. In accordance with SFAS No. 94, Consolidation of All Majority-Owned Subsidiaries, the Company has consolidated this entity in the accompanying consolidated financial statements and has reflected the minority interest in the accompanying consolidated balance sheets, statements of operations and statements of cash flows.